EXHIBIT 99.2

PPL CORPORATION

NOTICE OF GUARANTEED DELIVERY

FOR EXCHANGE OF
7 3/4% PEPSSM UNITS

        This Notice of Guaranteed Delivery (“Notice”) relates to the offer (the “Exchange Offer”) of PPL Corporation (“PPL”) to exchange 7 3/4% Premium Equity Participating Security Units (PEPSSM Units), Series B (the “New PEPS Units”) plus a cash payment of $0.375 for each validly tendered and accepted 7 3/4% Premium Equity Participating Security Units (PEPSSM Units) (Cusip No. 69352F204) (the “Outstanding PEPS Units”). You must use this Notice, or one substantially equivalent to this form, to tender your Outstanding PEPS Units in the Exchange Offer if the procedures for book-entry transfer of your Outstanding PEPS Units cannot be completed on or prior to                     , 2003 (or any such later date to which the Exchange Offer may be extended, the “Expiration Date”). This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to JPMorgan Chase Bank (the “Exchange Agent”) and must be received by the Exchange Agent prior to the Expiration Date from an Eligible Guarantor Institution (as defined on the last page hereof). In order to utilize the guaranteed delivery procedure to tender Outstanding PEPS Units pursuant to the Exchange Offer, (a) you must guarantee that the procedures for book-entry transfer of your Outstanding PEPS Units will be completed, and that the Exchange Agent will receive an agent’s message or a properly completed, dated and duly executed Letter of Transmittal relating to your Outstanding PEPS Units (or facsimile thereof), with any required signature guarantees, in each case, within three New York Stock Exchange trading days after the date of execution of this Notice and (b) the Exchange Agent must actually receive a book-entry transfer of your Outstanding PEPS Units into the account of the Exchange Agent at The Depository Trust Company, together with an agent’s message or a properly completed, dated and duly executed Letter of Transmittal (or facsimile thereof), within three New York Stock Exchange trading days after the date of execution of this Notice. Capitalized terms not defined herein have the meanings assigned to them in the prospectus of PPL dated                     , 2003 relating to the Exchange Offer (as may be amended or supplemented from time to time, the “Prospectus”).

The Exchange Agent for the Exchange Offer is:

JPMorgan Chase Bank

By Facsimile
		By Registered or	(Eligible Institutions
By Hand:	By Courier:	Certified Mail:	Only):
Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, New York 10004-2413	Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, TX 75201 Attn: Frank Ivins Personal & Confidential	Institutional Trust Services P.O. Box 2320 Dallas, TX 75221-2320 Attn: Frank Ivins Personal & Confidential	Attn: Frank Ivins Personal & Confidential (214) 468-6494

      For Information Call: (800) 275-2048

      For Confirmation by Telephone:     (214) 468-6464

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to PPL, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of Outstanding PEPS Units set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery” on page 41.

Number of Outstanding PEPS Units Tendered:

Name(s) of Registered Holder(s):

Name of Eligible Guarantor Institution

Guaranteeing Delivery:

Provide the following information for Outstanding PEPS Units to be tendered by book-entry transfer:

Name of Tendering Institution:

DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s)	Date

or Authorized Signatory

Area Code and Telephone Number

Must be signed by the holder(s) of the Outstanding PEPS Units as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not To Be Used For Signature Guarantee)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “Eligible Guarantor Institution,” which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Exchange Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Exchange Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, by book-entry transfer, the Outstanding PEPS Units tendered hereby to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with an agent’s message or one or more properly completed, dated and duly executed Letter(s) of Transmittal (or facsimile thereof), with any signature guarantees and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver, by book-entry transfer into the account of the Exchange Agent at DTC, the Outstanding PEPS Units tendered hereby, together with an agent’s message or Letter(s) of Transmittal (or facsimile thereof), and any other required documents, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Please Type or Print)

(Firm Name) (Firm Address) (Area Code and Telephone Number)	(Authorized Signature) (Title) (Date)